                                                                   EXHIBIT 10.13

                          THIRD AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT



                                 BY AND AMONG



                            WIT CAPITAL GROUP, INC.



                                      AND



                         THE SIGNATORIES LISTED HEREIN


                           -------------------------
                           Dated as of April 9, 1999
                           -------------------------

                               TABLE OF CONTENTS

                                                                   PAGE

Article 1  DEFINITIONS                                               1

        Section 1.1      Definitions                                 1

        Section 1.2      Rules of Construction                       7

Article 2  MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES          7

        Section 2.1      Board of Directors                          7

                2.1.1    Board Representation                        7

                2.1.2    Vacancies                                   8

                2.1.3    Termination of Rights                       9

                2.1.4    Committee Representation                   10

                2.1.5    Costs and Expenses                         10

                2.1.6    Other Activities of the Holders;
                         Fiduciary Duties                           10

Article 3  STANDSTILLS                                              11

        Section 3.1      Capital Z Standstill                       11

        Section 3.2      GS Standstill                              12

Article 4  CERTAIN TRANSFER PROVISIONS                              14

        Section 4.1      Preemptive Rights                          14

                4.1.1    Right to Participate in Future Issuances   14

                4.1.2    Exceptions to Preemptive Rights            16

        Section 4.2      Right of First Refusal                     16

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                   PAGE

        Section 4.3      Tag-Along Rights                           18

        Section 4.4      Transfers by Key Employees                 19

        Section 4.5      Exceptions                                 19

Article 5  DRAG ALONG RIGHTS                                        20

        Section 5.1      Applicability                              20

        Section 5.2      Notice of Significant Sale                 20

Article 6  CERTIFICATE LEGEND                                       21

        Section 6.1      Certificate Legend                         21

Article 7  TERMINATION                                              21

        Section 7.1      Termination                                21

Article 8  MISCELLANEOUS                                            22

        Section 8.1      Notices                                    22

        Section 8.2      Issuance of Additional Stock               22

        Section 8.3      Information Rights; Budgets                23

        Section 8.4      Confidentiality                            24

        Section 8.5      Effectiveness                              24

        Section 8.6      Governing Law                              24

        Section 8.7      Successors and Assigns                     24

        Section 8.8      Duplicate Originals                        24

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                   PAGE

        Section 8.9      Severability                               25

        Section 8.10     No Waivers; Amendments                     25

        Section 8.11     Entire Agreement                           25

                          THIRD AMENDED AND RESTATED
                            STOCKHOLDERS AGREEMENT
                            ----------------------


     THIS THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Stockholders
                                                                   ------------
Agreement") dated as of April 9, 1999 (and to become effective at the time
---------
hereinafter described), is entered into by and among WIT Capital Group, Inc., a Delaware corporation (including its successors, the "Company"), and the
                                                     -------
securityholders (or persons who have entered into agreements to acquire securities of the Company) listed on the signature pages hereof or who may execute counterpart signature pages hereto following the date hereof, in accordance with Section 6.1 hereto.

     WHEREAS, the Company and certain securityholders of the Company are parties to that certain Second Amended and Restated Stockholders Agreement dated as of February 23, 1999 (the "Existing Stockholders Agreement");
                        -------------------------------

     WHEREAS, the parties hereto desire to enter into this Stockholders Agreement in order to, upon the effectiveness of this Agreement, amend, restate and replace the Existing Stockholders Agreement in its entirety; and

     WHEREAS, this Stockholders Agreement will automatically become effective upon the Closing (as hereinafter defined);

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

      SECTION 1.1 DEFINITIONS.
                  -----------

          "ACCREDITED INVESTOR" means an "Accredited Investor," as defined in Regulation D, or any successor rule then in effect.

          "AFFILIATE" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "BENEFICIALLY OWNED" or "BENEFICIAL OWNERSHIP" shall have the meaning assigned in Section 3.1, provided, however, that for the purposes of
                              --------  -------
     calculating the number of shares or other securities Beneficially Owned by Goldman Sachs Group or the GS Holders and their Controlled Affiliates there shall be excluded from such calculation any shares Beneficially Owned by a Controlled Affiliate of Goldman Sachs Group or any other GS Holder that are held (i) for the account of a registered investment company advised by Goldman Sachs Group or any of its Controlled Affiliates, (ii) in an account with respect to which Goldman Sachs Group or any of its Controlled Affiliates has investment or voting discretion or (iii) in a fiduciary capacity for others.

          "BUDGET" shall have the meaning provided in Section 8.3.
                                                      -----------

          "CAPITAL Z" means, collectively, Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P.

          "CAPITAL Z HOLDERS" means, collectively, Capital Z and any Affiliate of such Person to which Capital Z, directly or indirectly, transfers Common Stock or Common Stock Equivalents and any successive transferees thereafter that are Affiliates of Capital Z.

          "CLASS B COMMON STOCK" means shares of the Class B Common Stock, $.01 par value per share, of the Company, and any capital stock into which such Class B Common Stock thereafter may be changed (not including any capital stock into which the Class B Common Stock is mandatorily convertible in accordance with its terms as of the date of original issuance of Class B Common Stock).

          "CLOSING" means the closing of the purchase of shares of Series E Preferred Stock by the Purchaser (as defined in the Purchase Agreement) pursuant to the Purchase Agreement.

          "COMMON STOCK" means and includes the Company's authorized Voting Common Stock and Class B Common Stock as constituted on the date hereof and shall also include any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

          "COMMON STOCK EQUIVALENTS" means, without duplication with any other Common Stock or Common Stock Equivalents, any security of the Company which is convertible into, exercisable for or exchangeable for, directly or indirectly, Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

          "COMPANY" shall have the meaning provided in the introductory paragraph hereof.

          "CONTROLLED AFFILIATE" means, with respect to any Person, any Affiliate of such Person who, directly or indirectly, is controlled by such Person; provided, however, that the term "Controlled Affiliate" with
             --------  -------
     respect to the Ultimate General Partner shall not include any entity with respect to which, as of the time of such determination, the Ultimate General Partner does not have the direct or indirect power (whether through ownership of a majority of the voting securities of such entity or by contract or otherwise) to elect a majority of the members of the board of directors (or equivalent governing body) of such entity.

          "CO-SELLER" shall have the meaning set forth in Section 5.1 hereof.
                                                          -----------

          "DFJ HOLDERS" means, collectively, Draper Fisher Jurvetson Fund V, L.P. and Draper Fisher Jurvetson Partners, LLC and any Affiliate or partner of such entities who is directly or indirectly transferred Common Stock or Common Stock Equivalents or any interest therein by any DFJ Holder.

          "DRAGGING HOLDERS" shall have the meaning provided in Section 5.1.
                                                                -----------

          "DRAG SALE" shall have the meaning provided in Section 5.1 hereof.
                                                         -----------

          "EFFECTIVE TIME" means the time of the consummation of the Closing.

          "EQUIVALENT NON-VOTING STOCK" shall have the meaning provided in
     Section 4.1.
     -----------

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "EXISTING STOCKHOLDERS AGREEMENT" shall have the meaning set forth in the recitals hereto.

          "FIRST OPTION" shall have the meaning provided in Section 4.2 hereof.
                                                            -----------

          "FULLY-DILUTED COMMON STOCK" means, at any time of determination, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the conversion, exercise or exchange of all then outstanding Common Stock Equivalents. References in this Agreement to "own",

     "owning" or "ownership" of Fully-Diluted Common Stock shall be deemed to be references to ownership of Common Stock or securities, agreements or instruments that provide, or may with passage of time or otherwise provide, a right to acquire Voting Common Stock.

          "FULLY-DILUTED VOTING COMMON STOCK" means, at any time of determination, the then outstanding Voting Common Stock of the Company plus (without duplication) all shares of Voting Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the conversion, exercise or exchange of all then outstanding Voting Stock Equivalents. References in this Agreement to "own", "owning" and "ownership" of Fully-Diluted Voting Common Stock shall be deemed to be references to ownership of Voting Common Stock or securities, agreements or instruments that provide, or may with passage of time or otherwise provide, a right to acquire Voting Common Stock.

          "GOLDMAN SACHS GROUP" means The Goldman Sachs Group, L.P., and its successors and permitted assigns.

          "GROUP" means, in the case of any Holder, such Holder and (i) all Affiliates of such Holder, (ii) all partners of such Holder if such Holder is a partnership, (iii) any Person to which such Holder transfers all or substantially all of its assets or any entity into which such Holder merges and (iv) in the case of a Holder that is an individual, the spouse and lineal descendants of such Holder, any trust for the benefit of such spouse or any such lineal descendant, or any other family member of such Holder.

          "GS HOLDER" means Goldman Sachs Group and any Affiliate of such Person to which Goldman Sachs Group, directly or indirectly, transfers Common Stock or Common Stock Equivalents and any successive transferees thereafter that are Affiliates of Goldman Sachs Group.

          "GS OPTION" shall have the meaning set forth in Section 4.1 hereof.
                                                          -----------

          "GS PREEMPTION NOTICE" shall have the meaning set forth in Section 4.1
                                                                     -----------
     hereof.

          "GS PREEMPTION TRANSACTION" shall have the meaning set forth in
     Section 4.1 hereof.
     -----------

          "HOLDER" means (i) a securityholder that, immediately prior to the execution and delivery of this Stockholders Agreement, was a party to the Existing Stockholders Agreement (which is being amended and restated pursuant to this Stockholders Agreement), including but not limited to any securityholder who, on or after the date of the Existing Stockholders Agreement but at or prior to the Closing, executes a counterpart signature page thereto as contemplated by the Stock Purchase Agreement referred to therein, (ii) any other securityholder (or person who has entered into an agreement to acquire securities of the Company) listed on the signature pages hereof, and (iii) any direct or indirect transferee of any such Person who shall become a party to this Stockholders Agreement.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "KEY EMPLOYEES" means each of Robert H. Lessin and Ronald W. Readmond.

          "MAJORITY CAPITAL Z HOLDERS" means Capital Z Holders holding Common Stock and/or Common Stock Equivalents representing a majority of the Fully-Diluted Common Stock then held by all Capital Z Holders.

          "MAJORITY DFJ HOLDERS" means DFJ Holders holding Common Stock and/or Common Stock Equivalents representing a majority of the Fully-Diluted Common Stock then held by all DFJ Holders.

          "NON-RESPONDING HOLDER" shall have the meaning provided in Section 4.1
                                                                     -----------
     hereof.

          "OFFER NOTICE" shall have the meaning provided in Section 4.1 hereof.
                                                            -----------

          "OFFERED SECURITIES" shall have the meaning provided in Section 4.1
                                                                  -----------
     hereof.

          "OPTION HOLDERS" shall have the meaning provided in Section 4.2
                                                              -----------
     hereof.

          "PARTICIPATION OFFER" shall have the meaning provided in Section 4.3
                                                                   -----------
     hereof.

          "PERSON" or "PERSONS" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "PREEMPTIVE RIGHTS OFFER" shall have the meaning set forth in Section
                                                                        -------
     4.1 hereof.
     ---

          "PREEMPTIVE RIGHTS OFFER NOTICE" shall have the meaning set forth in
     Section 4.1 hereof.
     -----------

          "PREEMPTIVE RIGHTS TRANSACTION" shall have the meaning set forth in
     Section 4.1 hereof.
     -----------

          "PURCHASE AGREEMENT" means the Purchase Agreement of even date herewith, between the Company and Goldman Sachs Group.

          "QUALIFIED IPO" means an underwritten public offering of Common Stock pursuant to a registration statement under the Securities Act where both
     (i) the proceeds to the Company (prior to deducting any underwriters' discounts and commissions) equal or exceed Twenty-Five Million Dollars ($25,000,000) and (ii) the initial price per share at which such Common Stock is sold to the public in such offering is at least $4.50 (subject to equitable adjustment for stock splits, stock combinations, recapitalizations and similar occurrences).

          "REGULATION D" means Regulation D promulgated under the Securities Act by the SEC.

          "RESTRICTED OFFEREE" shall have the meaning set forth in Section 4.1
                                                                   -----------
     hereof.

          "SEC" means the U.S. Securities and Exchange Commission.

          "SECOND OPTION" shall have the meaning provided in Section 4.2 hereof.
                                                             -----------

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "STANDSTILL LIMIT" shall have the meaning provided in Section 3.1.
                                                                -----------

          "STOCKHOLDERS AGREEMENT" means this Third Amended and Restated Stockholders Agreement, as such from time to time may be amended.

          "SUBSIDIARY" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or
     (y) the power to elect or direct the election of the directors or other governing body of such Person.

          "TRANSFER" means any sale or other disposition, whether voluntary or involuntary, of any Common Stock and/or Common Stock Equivalent or any interest therein.

          "TRANSFEROR" shall have the meaning provided in Section 4.2 hereof.
                                                          -----------

          "TRANSFEROR NOTICE" shall have the meaning provided in Section 4.2
                                                                 -----------
     hereof.

          "VOTING COMMON STOCK" means shares of the Common Stock, $.01 per value per share, of the Company, and any capital stock into which such Common Stock thereafter may be changed.

          "VOTING STOCK" means any capital stock of the Company which possesses the right to vote generally in the election of directors.

          "VOTING STOCK EQUIVALENTS" means, at any time of determination, without duplication with any other Voting Stock or Voting Stock Equivalents, any security of the Company which is convertible, exercisable or exchangeable by the holder thereof at the relevant time of determination into or for, directly or indirectly, Voting Stock of the Company, whether at such time or upon the passage of time or the occurrence of some future event. For the avoidance of doubt, Voting Stock Equivalents shall not include those shares of Class B Common Stock, shares of the Company's Series E Preferred Stock or warrants convertible into shares of such Series E Preferred or shares of such Class B Common, in each case that are Beneficially Owned by any GS Holder.


     SECTION 1.2   RULES OF CONSTRUCTION. Unless the context otherwise requires
                   ---------------------

                   (1)   a term has the meaning assigned to it;

                   (2)   "or" is not exclusive;

                   (3) words in the singular include the plural, and words in the plural include the singular;

                   (4)   provisions apply to successive events and transactions;
                         and

                   (5) "herein," "thereof" and other words of similar import refer to this Stockholders Agreement as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

               MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES
               ------------------------------------------------

      SECTION 2.1   BOARD OF DIRECTORS.
                    ------------------

      2.1.1  Board Representation.
             --------------------

             (a) The Board of Directors of the Company shall initially consist of nine (9) individuals. Subject to Section 2.1.3, (ii) the Majority DFJ Holders
                                    -------------
will be entitled to designate one (1) director, and (ii) the Majority Capital Z Holders will be entitled to designate two (2) directors; provided, however, that
                                                         --------  -------
if the size of the Board of Directors of the Company is increased, then the Majority Capital Z Holders will be entitled to designate such additional number of directors, if any, such that the total number of directors designated by the Majority Capital Z Holders pursuant to this sentence shall not represent (as a percentage of the total number of directors) less than the total percentage of all shares of Fully-Diluted Common Stock represented by the shares of Fully-Diluted Common Stock owned by the Capital Z Holders (in the event such percentage would result in the Majority Capital Z Holders being entitled to any fractional director, rounding down to the nearest whole number of directors). The existence of the right, pursuant to this Section 2.1.1(a), on the part of
                                             ----------------
the Majority DFJ Holders and the Majority Capital Z Holders to designate certain directors will in no way limit or impair the right of the Majority DFJ Holders and the Majority Capital Z Holders to vote their shares of Voting Stock of the Company as they see fit with respect to the election of persons to fill seats on the Board of Directors other than the seats filled as a result of the designation rights under this Section 2.1.1(a).
                              ----------------


             (b) Each Holder shall vote his or its shares of Voting Stock at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders and shall take all other actions necessary to give effect to the agreements contained in this Stockholders Agreement (including without limitation the election of persons designated by the Majority DFJ Holders and/or the Majority Capital Z Holders to be elected as directors as described in the preceding paragraph) and to ensure that the Certificate of Incorporation and bylaws of the Company do not, at any time hereafter, conflict in any respect with the provisions of this Stockholders Agreement. In order to effectuate the provisions of this Section 2.1, each
                                                          -----------
Holder hereby agrees that when any action or vote is required to be taken by such Holder pursuant to this Stockholders Agreement, such Holder shall use his or its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings pursuant to Section 228(a) of the General Corporation Law of the State of Delaware.

             (c) From and after the Effective Time, the GS Holders shall have the right to designate one individual to observe all meetings of the Board of Directors of the Company and to receive concurrently with the Directors all notices of meetings and all distributions of materials to such Board of Directors. In the event that at any time there is or is created any executive, operating or other similar committee or subcommittee of the Board of Directors, Goldman Sachs Group shall have the right to designate an individual to observe the meetings of such committee or subcommittee and to be included in all distributions of materials distributed to the members of such committee or subcommittee. Goldman Sachs Group shall have the right to appoint any successor to any such designee. Such designee may be excluded from any meeting if (but only to the extent that) the Board of Directors determines, on advice of counsel, that such exclusion is necessary to preserve an otherwise available attorney-client privilege; provided
                                                                        --------
that the Company shall use its best efforts to minimize the frequency and length of any such exclusion and shall in any event keep such designee informed as to the general nature and substance of all matters reviewed during the designee's absence. Such designee shall be subject to the provisions of Section 8.4 to the same extent as Goldman Sachs Group.

      2.1.2  Vacancies.  If, prior to his election to the Board of Directors of
             ---------
the Company pursuant to Section 2.1.1 hereof, any designee of the Majority DFJ
                        -------------
Holders or the Majority Capital Z Holders shall be unable or unwilling to serve as a director of the Company, then the Majority DFJ Holders or the Majority Capital Z Holders, as applicable, shall be entitled to designate a replacement designee. If, following an election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any designee of the Majority DFJ Holders or
            -------------
the Majority Capital Z Holders shall resign or be removed or be unable to serve for any reason prior the expiration of his term as a director of the Company, then the Majority DFJ Holders or the Majority Capital Z Holders, as applicable, shall, within thirty (30) days of such event, notify the Board of Directors of the Company in writing of a replacement designee, and either (i) the Holders shall vote their shares of Voting Stock, at any regular or special meeting called for the purpose of filling positions on the Board of Directors of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all such other actions necessary to ensure the election to the Board of Directors of the Company of such replacement designee to fill the unexpired term of the designee who such new designee is replacing or
(ii) the Board of Directors shall elect such replacement designee to fill the unexpired term of the designee who such new designee is replacing. If the Majority DFJ Holders or the Majority Capital Z Holders request that any of their respective designees be removed as a director (with or without cause) by written notice thereof to the Company, then each of the Holders shall vote all of its or his Voting Stock in favor of, such removal upon such request.

      2.1.3  Termination of Rights.
             ---------------------

             (a)   The right of the DFJ Holders to designate directors under
Section 2.1.1 and Section 2.1.2, and the obligation of the Holders to vote
-------------     -------------
their shares as provided herein with respect to such designees, shall terminate upon the first to occur of (i) the termination or expiration of this Stockholders Agreement or Section 2.1.1(a), (ii) such time as the Majority DFJ
                          ----------------

Holders elect in writing to terminate their rights under Article 2, or (iii)
                                                         ---------
such time as the DFJ Holders collectively cease to own at least five percent (5%) of the Fully-Diluted Common Stock.

             (b) The right of the Capital Z Holders to designate directors under Section 2.1.1 and Section 2.1.2, and the obligation of the Holders to
      -------------     -------------
vote their shares as provided herein with respect to such designees, shall terminate upon the first to occur of (i) the termination or expiration of this Stockholders Agreement or Section 2.1.1(a), (ii) such time as the Majority
                          ----------------
Capital Z Holders elect in writing to terminate their rights under this Article
                                                                        -------
2, or (iii) such time as the Capital Z Holders collectively cease to own at
-
least five percent (5%) of the Common Stock (assuming that all of the outstanding preferred shares of the Company that are convertible into Common Stock have been so converted). In addition, prior to the time that the right of the Majority Capital Z Holders to designate directors is terminated in accordance with the provisions of the immediately preceding sentence, the number of directors that the Majority Capital Z Holders are entitled to designate will be decreased from two (2) directors to one (1) director from and following the time that the Capital Z Holders collectively cease to own at least fifteen percent (15%) of the Common Stock (assuming that all of the outstanding preferred shares of the Company that are convertible into Common Stock have been so converted).

             (c) The right of the GS Holders to designate an observer to meetings of the Board of Directors or certain committees thereof under
Section 2.1.1 shall terminate upon the first to occur of (i) the termination or
-------------
expiration of this Stockholders Agreement or this Section 2.1.3(c), (ii) such
                                                  ----------------
time as the GS Holders elect in writing to terminate their rights under
Article 2, or (iii) such time as the GS Holders collectively cease to own at
---------
least five percent (5%) of the Fully-Diluted Common Stock.

      2.1.4  Committee Representation.  So long as the Capital Z Holders are
             ------------------------
entitled to designate any directors under Section 2.1.1, at least one (1) of the
                                          -------------
directors designated by the Majority Capital Z Holders shall be permitted to serve on each committee of the Board of Directors of the Company. So long as the DFJ Holders are entitled to designate any director under Section 2.1.1, the
                                                             -------------
director designated by the Majority DFJ Holders shall be permitted to serve on the Compensation Committee and the Audit Committee of the Board of Directors of the Company.

      2.1.5  Costs and Expenses.  The Company will pay all reasonable out-of-
             ------------------
pocket expenses incurred by in connection with the participation by directors and any designated observers in meetings of the Board of Directors (and committees thereof) of the Company and the Boards of Directors (and committees thereof) of any Subsidiaries of the Company.

      2.1.6  Other Activities of the Holders; Fiduciary Duties.  It is
             -------------------------------------------------
understood and accepted that the Holders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that nothing in this Stockholders Agreement shall limit the current or future business activities of the Holders and their Affiliates whether or not such activities are competitive with those of the Company and its Subsidiaries. Except as may be expressly agreed by the Company and a Holder, no Holder or any Affiliate of a Holder shall be under any obligation to refer business of any type to the Company or its Affiliates or Subsidiaries and no Holder (nor its respective officers, directors, representatives, control persons, Affiliates or Subsidiaries) will be liable to the Company or any other Holder for engaging in any business engaged in by the Company or pursuing any corporate opportunity pursued by the Company or acquiring or attempting to acquire any business the Company has attempted or attempts to acquire. Except as provided in this Section 2.1.6, nothing in this Stockholders Agreement, express or implied, shall relieve any officer or director of the Company or any of its Subsidiaries, or any Holder, of any fiduciary or other duties or obligations they may have to the Company's stockholders. The Company and each of the other signatories hereto (other than Goldman Sachs Group) hereby acknowledges that the GS Holders and any observer of Board of Directors meetings designated by it or them have no fiduciary duties with respect to the stockholders of the Company and that the status of any GS Holder with respect to the Company is solely as a stockholder and that its relationship to the Company is otherwise a contractual one.


                                   ARTICLE 3

                                  STANDSTILLS
                                  -----------

      SECTION 3.1  CAPITAL Z STANDSTILL.
                   --------------------

          (a) For a period commencing upon the Closing and ending on the later of (i) three (3) years after the Closing or (ii) if a Qualified IPO is consummated within two years after the Closing, three years after the consummation of such Qualified IPO, neither Capital Z nor Capital Z Partners, Ltd., the ultimate general partner of Capital Z (the "Ultimate General
Partner") shall (nor shall the Ultimate General Partner permit any of its Controlled Affiliates to), without the prior affirmative vote or written consent of a majority of the directors of the Company (without counting as a director for such purpose any director designated by the Capital Z Holders or the proposed transferor or any Affiliate of either) directly or indirectly, authorize or make a tender, exchange or other offer for, or purchase or otherwise acquire, or agree to acquire, or obtain, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act ("Beneficially Owned" or "Beneficial Ownership")) of any Common Stock or
      ------------------      --------------------
Common Stock Equivalents (except, in any case, by way of stock dividends or other distributions or rights offerings made available to holders of any Common Stock generally), if the effect of such acquisition would be to increase the aggregate number of shares of Common Stock and Common Stock Equivalents then Beneficially Owned by Capital Z and the Ultimate General Partner and its Controlled Affiliates to an amount equal to or in excess of 25% of the total Fully-Diluted Common Stock (the "Standstill Limit"). Notwithstanding the
                                 ----------------
foregoing, for the purposes of calculating the number of shares of Common Stock and Common

Stock Equivalents Beneficially Owned by Capital Z and the Ultimate General Partner and its Controlled Affiliates, there shall be excluded from such calculation any shares or other securities owned by any insurance company or financial institution which is a Controlled Affiliate of the Ultimate General Partner as part of such Controlled Affiliate's investment portfolio (and not owned for the purpose of affecting control of the Company). Capital Z represents and warrants to the Company that no single Person owns, together with its Affiliates, in excess of 10% of the voting power of the Ultimate General Partner.

          (b)   The provisions of this Section 3.1 shall terminate prior to
                                       -----------
expiration, and Capital Z or the Ultimate General Partner and its Controlled Affiliates shall be free to acquire Common Stock without regard to the Standstill Limit, at such earlier time as (A) prior to the Qualified IPO, any Person other than Capital Z and the Ultimate General Partner or any of its Controlled Affiliates (and other than any Person acting in concert with Capital Z or the Ultimate General Partner or any of its Controlled Affiliates) acquires Beneficial Ownership of Common Stock or Common Stock Equivalents representing, together with any Common Stock or Common Stock Equivalents already Beneficially Owned by such Person and its Affiliates, at least 25% of the total Fully-Diluted Common Stock or (B) following the Qualified IPO, the earlier of the date on which (i) any Person other than Capital Z or the Ultimate General Partner or any of its Controlled Affiliates (and other than any Person acting in concert with Capital Z or the Ultimate General Partner or any of its Controlled Affiliates) acquires Beneficial Ownership of Common Stock or Common Stock Equivalents representing, together with any Common Stock or Common Stock Equivalents already Beneficially Owned by such Person and its Affiliates, at least 25% of the total Fully-Diluted Common Stock or (ii) any Person other than Capital Z or the Ultimate General Partner or any of its Controlled Affiliates (and other than any Person acting in concert with Capital Z or the Ultimate General Partner or any of its Controlled Affiliates) notifies in writing the Company or its Board of Directors, or publicly announces, that it has acquired or that it intends to acquire or offer to acquire (including but not limited to any offer to acquire by means of a tender offer) (and in connection therewith discloses, in a
Schedule 13D or 14D-1 (or any other successor schedule or form promulgated or adopted for such purpose by the Securities and Exchange Commission) filed under the Exchange Act, or otherwise, an intention to acquire or offer to acquire) Beneficial Ownership of Common Stock or Common Stock Equivalents representing, together with any Common Stock already Beneficially Owned by such Person and its Affiliates, at least 25% of the total Fully-Diluted Common Stock (and does not, prior to any acquisition by Capital Z or the Ultimate General Partner or any of its Controlled Affiliates of any Common Stock that would otherwise be prohibited by this Section 3.1, disclose in any statement of which Capital Z has or could
        -----------
reasonably be expected to have knowledge of an intention not to proceed with such acquisition); provided, that the Company reasonably believes that (i) such
                   --------
Person is financially capable of consummating such acquisition and (ii) such Person has a serious and bona fide intention to consummate such acquisition.

          (c) The Capital Z Holders agree that it or they shall not exercise any preemptive right otherwise provided under Section 4.1 or any right of first
                                              -----------
refusal otherwise
provided under Section 4.2 if such exercise would violate the provisions of
               -----------
Section 3.1(a) and cause Capital Z's and the Ultimate General Partner's and its
--------------
Controlled Affiliates' aggregate Beneficial Ownership of Common Stock and Common Stock Equivalents to exceed the Standstill Limit; provided, however, that any
                                                  --------  -------
exercise (or indication of intention to exercise) by another Holder of any preemptive right under Section 4.1 or any right of first refusal under Section
                       -----------                                     -------
4.2 which would result in such Holder and its Affiliates collectively
---
Beneficially Owning at least 25% of the total Fully-Diluted Common Stock will be deemed to constitute an action which, pursuant to Section 3.1(b), will terminate
                                                  --------------
the provisions of this Section 3.1.
                       -----------

      SECTION 3.2   GS STANDSTILL.
                    -------------

             (a) For a period commencing upon the Closing and ending on the later of (i) three (3) years after the Closing or (ii) if a Qualified IPO is consummated within two years after the Closing, three years after the consummation of such Qualified IPO, the GS Holders shall not (and shall not permit any of its Controlled Affiliates to), without the prior affirmative vote or written consent of a majority of the directors of the Company, directly or indirectly, authorize or make a tender, exchange or other offer for, or purchase or otherwise acquire, or agree to acquire, or obtain, directly or indirectly, Beneficial Ownership of any Common Stock or Common Stock Equivalents (except, in any case, by way of stock dividends or other distributions or rights offerings made available to holders of any Common Stock generally and except pursuant to
Section 4.1.1(b)), if the effect of such acquisition would be to increase the
----------------
aggregate number of shares of Common Stock and Common Stock Equivalents then Beneficially Owned by the GS Holder and its or their Controlled Affiliates to an amount at least equal to the Standstill Limit.

             (b)    The provisions of this Section 3.2 shall terminate prior to
                                           -----------
expiration, and Goldman Sachs Group and its Controlled Affiliates shall be free to acquire Common Stock without regard to the Standstill Limit, at such earlier time as (A) prior to the Qualified IPO, any Person other than Goldman Sachs Group or any Controlled Affiliates thereof (and other than any Person acting in concert with Goldman Sachs Group or any Controlled Affiliates thereof) acquires Beneficial Ownership of Common Stock or Common Stock Equivalents representing, together with any Common Stock or Common Stock Equivalents already Beneficially Owned by such Person and its Affiliates, at least 25% of the total Fully-Diluted Common Stock or (B) following the Qualified IPO, the earlier of the date on which (i) any Person other than Goldman Sachs Group or any Controlled Affiliates thereof (and other than any Person acting in concert with Goldman Sachs Group or any Controlled Affiliates thereof) acquires Beneficial Ownership of Common Stock or Common Stock Equivalents representing, together with any Common Stock or Common Stock Equivalents already Beneficially Owned by such Person and its Affiliates, at least 25% of the total Fully-Diluted Common Stock or (ii) any Person other than Goldman Sachs Group or any Controlled Affiliates thereof (and other than any Person acting in concert with Goldman Sachs Group or any Controlled Affiliates thereof) notifies in writing the Company or its Board of Directors, or publicly announces, that it has acquired or that it intends to acquire or offer to acquire (including but not limited to any offer to acquire by means of a tender offer) (and in connection therewith discloses, in a
Schedule 13D or 14D-1 (or any other successor schedule or form promulgated or adopted for such purpose by the Securities and Exchange Commission) filed under the Exchange Act, or otherwise, an intention to acquire or offer to acquire) Beneficial Ownership of Common Stock or Common Stock Equivalents representing, together with any Common Stock already Beneficially Owned by such Person and its Affiliates, at least 25% of the total Fully-Diluted Common Stock (and does not, prior to any acquisition by Goldman Sachs Group or any Controlled Affiliates thereof of any Common Stock that would otherwise be prohibited by this Section
                                                                       -------
3.1, disclose in any statement of which Goldman Sachs Group has or could
---
reasonably be expected to have knowledge of an intention not to proceed with such acquisition); provided, that the Company reasonably believes that (i) such
                   --------
Person is financially capable of consummating such acquisition and (ii) such Person has a serious and bona fide intention to consummate such acquisition.

          (c) The GS Holders agree that it or they shall not exercise any preemptive right otherwise provided under Section 4.1 or any right of first
                                          -----------
refusal otherwise provided under Section 4.2 if such exercise would violate the
                                 -----------
provisions of Section 3.2(a) and cause the GS Holders' and their Controlled
              --------------
Affiliates' aggregate Beneficial Ownership of Common Stock and Common Stock Equivalents to exceed the Standstill Limit; provided, however, that any shares
                                            --------  -------
of Common Stock or Common Stock Equivalents (and any securities into which such shares or Common Stock Equivalents may be converted or exchanged) acquired or proposed to be acquired by the GS Holders pursuant to acceptance of a GS Option pursuant to Section 4.1.1(b) shall not be taken into account in any calculation
            ----------------
of the GS Holders' aggregate Beneficial Ownership for purposes of this Section
                                                                       -------
3.2 and; provided, further, that any exercise (or indication of intention to
---      --------  -------  ----
exercise) by another Holder of any preemptive right under Section 4.1 or any
                                                          -----------
right of first refusal under Section 4.2 which would result in such Holder and
                             -----------
its Affiliates collectively Beneficially Owning at least 25% of the total Fully-Diluted Common Stock will be deemed to constitute an action which, pursuant to
Section 3.2(b), will terminate the provisions of this Section 3.2.
--------------                                        -----------


                                   ARTICLE 4

                          CERTAIN TRANSFER PROVISIONS
                          ---------------------------

      SECTION 4.1  PREEMPTIVE RIGHTS.
                   -----------------

      4.1.1  Right to Participate in Future Issuances.
             ----------------------------------------

             (a) In case the Company proposes at any time to issue or sell any Common Stock or Common Stock Equivalents (the "Offered Securities"), the Company
                                               ------------------
shall, no later than twenty-five (25) days prior to the consummation of such transaction (a "Preemptive Rights

Transaction"), give notice in writing (the "Preemptive Rights Offer Notice") to
                                            ------------------------------
each Holder of such Preemptive Rights Transaction. The Preemptive Rights Offer Notice shall describe the proposed Preemptive Rights Transaction, identify the proposed purchaser, and contain an offer (the "Preemptive Rights Offer") to sell
                                               -----------------------
to each Holder, at the same price and for the same consideration to be paid by the proposed purchaser (provided, that, in the event any of such consideration
                        --------
is non-cash consideration, at the election of such Holder to whom the Preemptive Rights Offer is made, such Holder may pay cash equal to the value of such non-cash consideration), all or any part of such Holder's pro rata portion of the Offered Securities (which shall be a percentage of the Offered Securities equal to the percentage of all Fully-Diluted Common Stock then outstanding (or deemed outstanding) that is represented by the Fully-Diluted Common Stock owned by such Holder). If any Holder to whom a Preemptive Rights Offer is made fails to accept (a "Non-Responding Holder") in writing the Preemptive Rights Offer by the
    ---------------------
fifteenth (15th) day after the Company's delivery of the Preemptive Rights Offer Notice, such Non-Responding Holders shall have no further rights with respect to the proposed Preemptive Rights Transaction, and the Company shall provide a second Preemptive Rights Offer Notice to the Holders (other than the Non-Responding Holders) containing a Preemptive Rights Offer to each such Holder to purchase such Holder's pro rata portion (which shall be a percentage of the Offered Securities that were offered to the Non-Responding Holders equal to the percentage of all Fully-Diluted Common Stock then outstanding (or deemed outstanding) and owned by the Holders other than the Non-Responding Holders, that is represented by the Fully-Diluted Common Stock then outstanding (or deemed outstanding) owned by such Holder) of the Offered Securities which were not accepted by such Non-Responding Holders. If any Holder to whom a second Preemptive Rights Offer is made fails to accept in writing the second Preemptive Rights Offer by the fifth (5th) day after the Company's delivery of the second Preemptive Rights Offer Notice thereto, the Company may, subject to the provisions of Section 4.1.1(b), proceed with the proposed Preemptive Rights
              ----------------
Transaction, free of any right on the part of such Holder and any Non-Responding Holders under this Section 4.1.1 in respect thereof. For purposes of Preemptive
                   -------------
Rights Offer Notices and Preemptive Rights Offers, if at the time of any Preemptive Rights Offer Notice, a Holder to whom a Preemptive Rights Offer is made holds only capital stock of the Company that is not Voting Stock, the "Offered Securities" with respect to such Holder shall be securities of the Company that do not constitute Voting Stock but are in every other respect equivalent to the Offered Securities with respect to each other Holder ("Equivalent Non-Voting Stock").
  ---------------------------

          (b) In case (i) the Company proposes at any time following the Effective Time to issue or sell to any Person identified on Schedule 4.1 hereto or any Affiliate of such a Person (a "Restricted Offeree") Offered Securities
                                      ------------------
(for purposes of this Section 4.1.1(b), "shares"), except in connection with a
                      ----------------
merger or other transaction which results in a change in control of the Company, which would result in such Person Beneficially Owning in excess of 5% of the total Fully-Diluted Common Stock after giving effect to such issuance and sale,
(ii) a GS Holder is at such time the Beneficial Owner of Common Stock or Common Stock Equivalents
constituting not less than 10% of the Fully-Diluted Common Stock and (iii) (x) the Company has made Preemptive Rights Offers with respect to the shares in accordance with Section 4.1.1(a) and would be entitled, but for this Section
                ----------------                                     -------
4.1.1(b), to engage in the Preemptive Rights Transaction with respect to such
--------
number of shares as any Non-Responding Holders and other Holders fail to accept in accordance with the terms of Section 4.1.1(a), (y) the Company has not made a
                                ----------------
Preemptive Rights Offer with respect to the shares pursuant to an exception to the Company's obligation to do so under Section 4.1.2 and would, but for this
                                        -------------
Section 4.1.1(b), be entitled to proceed with the issue or sale to a Restricted
----------------
Offeree or (z) Section 4.1.1(a) has been terminated in accordance with the terms
               ----------------
of this Agreement and the Company would, but for this Section 4.1.1(b), be
                                                      ----------------
entitled to proceed with the issue or sale to a Restricted Offeree, then in any such case the Company shall, not less than twenty (20) days (five (5) days in the event that sub-clause (x) applies) prior to the proposed consummation of such transaction (a "GS Preemption Transaction"), give notice in writing (a "GS
                     -------------------------                               --
Preemption Notice") to the GS Holders of such GS Preemption Transaction. The GS
-----------------
Preemption Notice shall (i) specify the name of the Restricted Offeree, the number of shares to be issued, the amount and type of consideration to be received therefor, and the other material terms on which the Company proposes to issue the shares that the Company would otherwise be permitted to issue and sell to a Restricted Offeree and (ii) contain an offer to sell to the GS Holders all of such shares (the "GS Option") at the same price per share and for
                     ---------
consideration consisting of (x) cash equal to the amount of cash proposed to be paid by the Restricted Offeree and (y) if any of the consideration to be paid by the Restricted Offeree is non-cash consideration, either the same non-cash consideration or, at the election of the GS Holders, cash having an equivalent value to the non-cash consideration proposed to be paid by the Restricted Offeree. The determination of equivalent value required by the preceding sentence shall be made by a nationally recognized firm that regularly makes appraisals of the type required, to be selected by mutual agreement of the Company and the GS Holders and to be unaffiliated with such Persons, it being understood that the fees and expenses of such firm shall be paid by the Company. If the GS Holders (A) fail to notify the Company in writing within fifteen (15) days (five (5) days in the event that subclause (x) of the first sentence of this Section 4.1.1(b) applies) after receipt of the GS Preemption Notice that it
     ----------------
or they elect to accept all of the GS Option or (B) by written notice within such 15-day (or 5-day) period reject the GS Option in whole, the Company may issue all shares covered by the GS Preemption Notice and not accepted by the GS Holders to the proposed transferee in accordance with the terms of such issue set forth in the GS Preemption Notice; provided, however, that the consummation
                                       --------  -------
of such issuance must occur no later than seventy-five (75) days after the date the GS Preemption Notice was received by the Company or five (5) days after the expiration or termination of any waiting period applicable to such transfer pursuant to the HSR Act, whichever is later. If the GS Option is accepted in a manner such that all shares covered by the GS Preemption Notice are to be purchased, the Company shall issue all such shares (or Equivalent Non-Voting Stock) to the accepting GS Holder within twenty (20) days after the date such offer is accepted by the GS Holders, against delivery by the purchaser of the consideration payable to the Company as set forth in the GS Preemption Notice; provided that, if the HSR Act is applicable to the GS Option, such date shall be
--------
extended to the date which is five days after the date the applicable waiting period expires or is terminated.

     4.1.2  Exceptions to Preemptive Rights. Section 4.1.1 (a) shall not apply
            -------------------------------  -------------
to (i) issuances or sales of Common Stock or Common Stock Equivalents upon exercise, conversion or exchange of any Common Stock Equivalent which, when issued, was subject to or exempt from the preemptive rights provided under this
Section 4.1, (ii) shares of capital stock issued in a stock split or stock
-----------
dividend or shares of capital stock or other securities distributed ratably or sold to all holders of Common Stock on a per share equivalent basis, (iii) issuances of Common Stock or Common Stock Equivalents pursuant to any exercise, conversion or exchange of any Common Stock Equivalent that was outstanding as of the date of this Stockholders Agreement, (iv) issuances of Common Stock Equivalents pursuant to the Purchase Agreement, (v) issuances or sales of Common Stock or Common Stock Equivalents pursuant to acquisitions or strategic investments or corporate partnering transactions or relationships, (vi) issuances of Common Stock or Common Stock Equivalents pursuant to a merger of the Company or a Subsidiary of the Company into or with another entity or pursuant to an acquisition by the Company or a Subsidiary of the Company of the capital stock or assets of another business, (vii) compensatory issuances of options, restricted stock or other equity rights to officers, employees, directors or consultants of the Company with approval of the Board of Directors of the Company, (viii) issuances or sales of Common Stock in a Qualified IPO,
(ix) issuances of Common Stock or Common Stock Equivalents pursuant to commercial transactions approved by the Board of Directors of the Company (including but not limited to equipment leases or bank lines of credit), or (x) issuances of Common Stock or Common Stock Equivalents approved in advance by holders of a majority of the Fully-Diluted Common Stock held by all Holders.

     SECTION 4.2 RIGHT OF FIRST REFUSAL.  If at any time a Holder other than a
                 ----------------------
Key Employee (a "Transferor") has received a bona fide offer to purchase any or all of the shares of Common Stock and/or Common Stock Equivalents beneficially owned by the Transferor and such Transferor desires to accept such offer to purchase, or if a Transferor otherwise proposes to Transfer for value any shares of Common Stock and/or Common Stock Equivalents (for purposes of this Section
                                                                      -------
4.2, "shares") to any Person, the Transferor shall, not less than thirty (30)
---
days prior to the anticipated closing of such Transfer, give written notice (the "Transferor's Notice") to the Company and the other Holders of such proposed
 -------------------
Transfer. The Transferor's Notice shall (i) specify the proposed transferee thereof, the number of shares to be transferred, the amount and type of consideration to be received therefor, and the other material terms on which the Transferor proposes to Transfer the Common Stock and/or Common Stock Equivalents, (ii) contain an undertaking by the proposed transferee, if applicable, to honor any Participation Offer which is made in accordance with the terms of Section 4.3 hereof, and (iii) contain the following offer:
             -----------

          The Transferor shall offer to sell (the "First Option") all such
                                                   ------------
     shares to the Company at the same price per share and for consideration consisting of (x) cash equal to the amount of cash proposed to be paid by the proposed transferee and

     (y) if any of the consideration to be paid by the proposed transferee is non-cash consideration, either the same non-cash consideration or, at the election of the Company, cash having an equivalent value to the non-cash consideration proposed to be paid by the proposed transferee. The determination of equivalent value required by the preceding sentence, as well as the decision whether or not the Company will accept the First Option, in any particular instance shall be made by a committee of the Board of Directors of the Company, excluding therefrom any directors designated by the Transferor or proposed transferee (or any Affiliate thereof) utilizing any method and/or advisory assistance it deems appropriate, and the Company shall give the Transferor and the other Holders written notice of such determination within fifteen (15) days after receipt of the Transferor's Notice. Notwithstanding the foregoing, in the event the Transferor disputes the determination of equivalent value made pursuant to the immediately preceding sentence, the Company shall engage a nationally recognized investment banking firm to recompute the equivalent value of the non-cash consideration offered by the Company pursuant to the First Option, it being understood that the fees and expenses of such investment banking firm shall be paid one-half by the Company and one-half by the Transferor, and the investment banking firm's method of calculation of equivalent value shall be used in determining the amount of non-cash consideration permitted to be paid by the Company pursuant to the First Option or by the Option Holders pursuant to the Second Option (in each case, as defined below). If the Company (A) fails to notify the Transferor in writing within fifteen (15) days after receipt of the Transferor's Notice that it elects to accept the First Option or (B) by written notice within such 15-day period rejects the First Option in whole or in part, the Transferor shall offer to sell (the "Second Option") the shares not to be
                                          -------------
     so purchased to the other Holders (the "Option Holders") at the same price
                                             --------------
     per share and for consideration consisting of (x) cash in an amount equal to the amount of cash proposed to be paid by the proposed transferee and
     (y) cash or non-cash consideration, if any, having an equivalent value (determined as provided above) with the non-cash consideration proposed to be paid by the proposed transferee. The Option Holders may purchase the shares so offered in the proportions upon which they mutually agree, or, if they are unable to agree upon an allocation of such shares among themselves, then in proportion to the number of shares of Fully-Diluted Common Stock owned by each such Option Holder who wishes to participate in the purchase of such shares pursuant to the Second Option. The Second Option may be accepted by one or more of such Option Holders by written notice delivered to the Transferor within thirty (30) days after receipt of the Transferor's Notice; provided, however, that any Option Holder who
                              --------  -------
     holds only capital stock of the Company that is not Voting Stock shall be entitled to accept shares under a Second Option, subject to the exchange of any Voting Stock or Voting Stock Equivalents thereby offered to Equivalent Non-Voting Stock, and the Company shall cause such exchange.

     Unless, through exercise of the First Option and/or the Second Option, all the securities proposed to be transferred in the Transferor's Notice are to be acquired by the Company and/or the Option Holders, the Transferor may transfer, subject to Section 4.3 hereof, all shares covered by the
                          -----------
     Transferor's Notice to the proposed transferee in accordance with the terms of such transfer set forth in the Transferor's Notice; provided, however,
                                                            --------  -------
     that such transfer must occur no later than seventy-five (75) days after the date the Transferor's Notice was received by the Company or five (5) days after the expiration or termination of any waiting period applicable to such transfer pursuant to the HSR Act, whichever is later. If the First Option and/or the Second Option, as the case may be, is accepted in a manner such that all shares covered by the Transferor's Notice are to be purchased, the Transferor shall transfer all such shares (free of all liens and encumbrances except this Agreement, all as reasonably determined by the Company) to the respective purchasers thereof within twenty (20) days after the date such offer is accepted by the Company and/or Option Holders, whichever is later, against delivery by the purchaser of the consideration payable to the Transferor as set forth in the Transferor's Notice; provided
                                                                        --------
     that, if the HSR Act is applicable to the First Option or the Second Option, such date shall be extended to the date which is five days after the date the applicable waiting period expires or is terminated.

     SECTION 4.3 TAG-ALONG RIGHTS.  In the event that a Transferor proposes, in
                 ----------------
a single transaction or series of related transactions, to Transfer for value Common Stock and/or Common Stock Equivalents representing (alone or together with Common Stock and/or Common Stock Equivalents to be Transferred by other Transferors in such transaction or series of related transactions) at least five percent (5%) of the Fully-Diluted Common Stock, then the Transferor's Notice delivered pursuant to Section 4.2 hereof shall also state (the "Participation
                      -----------                               -------------
Offer") that, in lieu of exercising the Second Option, each Option Holder may
-----
request to have included in the proposed Transfer such Option Holder's pro rata portion of the Common Stock and/or Common Stock Equivalents to be Transferred (which shall be based on the number of shares of Common Stock and/or Common Stock Equivalents held by the Transferor and any Option Holders exercising tag-along rights under this Section 4.3 ) at the same per share price and for the
                        -----------
same consideration that the Transferor proposes to sell the Common Stock and/or Common Stock Equivalents to be Transferred (it being understood that the price to be paid for any Common Stock Equivalents will be based on the per share price to be paid for the Common Stock less the exercise price or any other amount payable upon exercise or conversion then applicable to such Common Stock Equivalents). The Participation Offer shall be conditioned upon the execution and delivery by each Option Holder that accepts the Participation Offer of all agreements and other documents as the Transferor is required to execute and deliver in connection with such proposed Transfer, reflecting the same per share price and other terms as for the Transferor. If the First Option and/or Second Option is not exercised with respect to all the securities proposed to be transferred by the Transferor and any Option Holder shall accept the Participation Offer, the Transferor shall reduce, to the extent necessary, the number of shares of Common Stock and Common Stock Equivalents it otherwise would have sold in the proposed Transfer so as to permit those Option Holders who have accepted the Participation Offer to sell the number of shares of Common Stock and/or Common Stock Equivalents, if applicable, that they are entitled to sell under this Section 4.3, and the
                                                      -----------
Transferor and such Option Holders shall transfer the number of shares of Common Stock and/or, if applicable, Common Stock Equivalents specified in the Participation Offer to the proposed transferee in accordance with the terms of such Participation Offer. Notwithstanding the foregoing, if the transferee refuses to purchase any Common Stock and/or Common Stock Equivalents, if applicable, proposed to be sold by each Option Holder that accepts the Participation Offer, the Transferor shall be prohibited from consummating the Transfer in respect of which the Participation Offer was made.

     SECTION 4.4 TRANSFERS BY KEY EMPLOYEES.
                 --------------------------

          (a)    Subject to Section 4.4(b), no Key Employees shall Transfer any
                            --------------
Common Stock and/or Common Stock Equivalents unless all of the Common Stock and Common Stock Equivalents of the Company are being transferred as part of the same transaction.

          (b)    Notwithstanding the provision of paragraph (a) of this Section
                                                                        -------
4.4, following the consummation of a Qualified IPO, each of the two Key Employees may Transfer in any given calendar year, the sum of (i) one half of the number of securities he could sell into the public market during each calendar quarter of such year under Rule 144 promulgated under the Securities Act without registration under the Securities Act (prorated for the partial year in which the Qualified IPO is consummated, and calculated assuming that such Key Employee at all times is an "affiliate" of the Company for purposes of such rule), plus (ii) if any Capital Z Holder Transfer of any of its shares (including any disposition or distribution to any partner of such Capital Z Holder, but excluding any Transfers between Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P.), that number of his securities as represents the same percentage of the securities so Transferred by such Capital Z Holder, plus, (iii) any amount of securities permitted to be Transferred under this provision in a prior calendar year that he did not so Transfer.

     SECTION 4.5 EXCEPTIONS.  In no event shall any exchange, reclassification,
                 ----------
or other conversion of shares of Common Stock or Common Stock Equivalents into any cash, securities, or other property pursuant to a recapitalization or a merger or consolidation of the Company or any Subsidiary of the Company with, any sale of all of the outstanding Common Stock and Common Stock Equivalents to, or any sale or Transfer by the Company or any Subsidiary of the Company of all or substantially all its assets to, any Person (a "Corporate Transaction")
                                                   ---------------------
constitute a Transfer of shares of Common Stock or Common Stock Equivalents for purposes of Section 4.2, Section 4.3, or Section 4.4 hereof. In addition,
            -----------  -----------     -----------
Section 4.2, Section 4.3 and Section 4.4 hereof shall not apply to any Transfer
-----------  -----------     -----------
of Common Stock or Common Stock

Equivalents by a Holder to a member of such Holder's Group; provided, however,
                                                            --------  -------
that, for purposes of Section 4.4, any member of a Key Employee's Group who
                      -----------
acquires securities of any Key Employee will itself be deemed (together with such Key Employees transferor) to constitute a single Key Employee for purposes of Section 4.4.
   -----------


                                   ARTICLE 5

                               DRAG ALONG RIGHTS
                               -----------------

     SECTION 5.1 APPLICABILITY.  In the event Holders who collectively own more
                 -------------
than fifty percent (50%) of the Fully-Diluted Common Stock propose to Transfer for value in a bona fide sale to an unaffiliated third party on an arm's-length
               ---- ----
basis, in a single transaction or series of related transactions, Common Stock and/or Common Stock Equivalents representing a majority of the Fully-Diluted Common Stock in a case which the right of first refusal provided for in Section
                                                                        -------
4.2 hereof has not been exercised with respect to all such Common Stock and/or
---
Common Stock Equivalents proposed to be Transferred (a "Drag Sale"), such
                                                        ---------
Holders (the "Dragging Holders") shall have the right to require each non-
              ----------------
selling Holder (each, a "Co-Seller") to Transfer a portion of its Common Stock
                         ---------
and/or Common Stock Equivalents which represents the same percentage of the Fully-Diluted Common Stock held by such Co-Seller as the shares being disposed of by the Dragging Holder represent of the Fully-Diluted Common Stock held collectively by the Dragging Holders. (For example, if the Dragging Holders collectively are selling fifty percent (50%) of their Fully-Diluted Common Stock position, each Co-Seller shall be required to sell fifty percent (50%) of its Fully-Diluted Common Stock position. All Common Stock or Common Stock Equivalents (it being understood that the price to be paid for any Common Stock Equivalents will be based on the per share price to be paid for the Common Stock less the exercise price or any other amount payable upon exercise or conversion then applicable to such Common Stock Equivalents) Transferred by Holders pursuant to this Section 5.1 shall be sold at the same price and otherwise
                 -----------
treated identically with the Common Stock or Common Stock Equivalents being sold by the Dragging Holders in all respects; provided, that the Co-Seller shall not be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to (i) such Co-Seller's ownership of his or its Common Stock and/or Common Stock Equivalents to be Transferred free and clear of all liens, claims and encumbrances, (ii) such Co-Sellers power and authority to effect such Transfer, and (iii) such matters pertaining to compliance with securities laws as the transferee may reasonably require except the transferee may not require that each Co-Seller be an Accredited Investor.

      SECTION 5.2 NOTICE OF SIGNIFICANT SALE.  The Dragging Holders shall give
                  --------------------------
each Co-Seller at least thirty (30) days' prior written notice of any Drag Sale as to which the Dragging Holders intend to exercise their rights under this
Section 5.2. If the Dragging Holders elect to exercise their rights under this
-----------
Section 5.2, the Co-Sellers shall take such actions as may be
-----------
reasonably required and otherwise cooperate in good faith with the Dragging Holders in connection with consummating the Drag Sale (including, without limitation, the voting of Common Stock or other voting capital stock of the Company to approve such Drag Sale). At the closing of such Drag Sale, each Co-Seller shall deliver certificates for all shares of Common Stock and/or Common Stock Equivalent to be sold by such Co-Seller, duly endorsed for transfer, with the signature guaranteed, to the purchaser against payment of the appropriate purchase price.


                                   ARTICLE 6

                         TRANSFERS; CERTIFICATE LEGEND
                         -----------------------------

     SECTION 6.1 TRANSFERS SUBJECT TO THIS AGREEMENT. Other than transfers to
                 -----------------------------------
the public pursuant to an effective registration statement or sales to the public pursuant to Rule 144 promulgated under the Securities Act otherwise permitted hereunder, each Holder will cause any proposed transferee of any Common Stock or Common Stock Equivalent held by him or it to agree to take and hold such Common Stock or Common Stock Equivalent subject to the provisions and upon the conditions specified in this Stockholders Agreement and to become a party to this Stockholders Agreement.

     SECTION 6.2 CERTIFICATE LEGEND.  Each share of Common Stock and/or Common
                 ------------------
Stock Equivalent issued to each Holder or a subsequent transferee that is required to be bound by this Stockholders Agreement shall include, in addition to any other legend that may be required by agreement of the Holder, a legend in the following form or a substantially similar form:

     THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF APRIL 9, 1999, A COPY OF WHICH MAY BE OBTAINED FROM WIT CAPITAL GROUP, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES.


                                   ARTICLE 7

                                  TERMINATION
                                  -----------

     SECTION 7.1 TERMINATION.  The provisions of this Stockholders Agreement
                 -----------
shall terminate on the date that is 10 years following the Effective Time; provided, however, that (i) Sections 2.1.1(a), 2.1.1(b), 2.1.2, 2.1.3(a) and
--------  -------           -----------------  --------  -----  --------
2.1.3(b), 2.1.4, 2.1.5, 4.1.1(a), 4.2 and 4.3, Article 5 and Sections 8.2 and
--------  -----  -----  --------  ---     ---  ---------     ------------
8.3 of this Stockholders Agreement shall terminate upon the consummation prior
---
to the expiration of such ten (10) year period of a Qualified IPO, (ii) Article
                                                                        -------

3 of this Stockholders Agreement will terminate at the time indicated therein,
-
if applicable, prior to the expiration of such ten (10) year period, (iii)
Section 4.4 of this Stockholders Agreement shall terminate at the earlier of (x)
-----------
the date on which the Capital Z holders cease to own, in the aggregate, at least 50% of the number of shares of Fully-Diluted Common Stock owned by the Capital Z Holders immediately following consummation of the Closing, or (y) the date on which the Capital Z Holders cease to own, in the aggregate, at least 10% of the total Fully-Diluted Common Stock and (iv) Sections 2.1.1(c) and 2.1.3(c) and
                                          -----------------     --------
shall terminate on the date on which the GS Holders cease to own, in the aggregate, at least 5% of the total Fully-Diluted Common Stock and Section
                                                                   -------
4.1.1(b) will terminate on the date on which the GS Holders cease own, in the
--------
aggregate, at least 10% of the total Fully-Diluted Common Stock.


 ART

                                 MISCELLANEOUS
                                 -------------

     SECTION 8.1 NOTICES.  Any notices or other communications required or
                 -------
permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows or at such other address as may be substituted by notice given as herein provided.

     If to the Company:

          Wit Capital Group, Inc.
          826 Broadway
          Sixth Floor
          New York, New York  10003
          Fax: (212) 253-4650
          e-mail address:  Rreadmond@witcapital.com

     with copies to (which shall not constitute notice):

          Orrick, Herrington & Sutcliffe LLP
          30 Rockefeller Plaza
          New York, New York  10112
 '        Attention:  Martin H. Levenglick, Esq.
          Fax: (212) 506-3730
          e-mail address:  Levenglick@orrick.com

     If to any Holder, at its address listed on the signature pages hereof.

     Any notice or communication hereunder shall be deemed to be have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied, and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Failure to mail a notice or communication to a Holder or any defect in it shall not effect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 8.2 ISSUANCE OF ADDITIONAL STOCK.  The Company will not issue any
                 ----------------------------
additional Common Stock or Common Stock Equivalents (other than Common Stock issuable upon the exercise, conversion or exchange of Common Stock Equivalents that are outstanding as of the date hereof) if such issuance would result in the acquiror thereof Beneficially Owning (immediately or following the exercise, exchange or conversion of any security convertible into exchangeable for or exercisable for any Common Stock or Common Stock Equivalents) at least one percent (1%) of the Fully-Diluted Common Stock, unless such acquiror is a party to this Stockholders Agreement or becomes a party to this Stockholders Agreement at or prior to the time of such issuance by the Company.

     SECTION 8.3 INFORMATION RIGHTS; BUDGETS.
                 ---------------------------

          (a)  Information.  The Company shall provide for each Holder the
               -----------
following:

               (i)    General.  The Company will permit each such Holder on
                      -------
reasonable notice to visit and inspect during normal business hours any of the properties of the Company and to examine its books and records, and to discuss with its officers the business and affairs of the Company, at such reasonable times as such persons may desire without disruption of the Company's normal business and affairs for any reasonable purpose relating to this investment in the Company.

               (ii)   Quarterly Reports.  As soon as available, but no later
                      -----------------
than 45 days after the end of each fiscal quarter of the Company, the Company will provide to each Holder unaudited financial statements of the Company, which shall include a statement of operations for such quarter and a balance sheet as of the last day thereof, prepared in accordance with generally accepted accounting principles, consistently applied.

               (iii)  Annual Reports.  As soon as available, but no later than
                      --------------
90 days after the end of each fiscal year of the Company, the Company will provide to each Holder audited financial statements of the Company, which shall include a statement of cash flows and statements of operations for such fiscal year and a balance sheet as at the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a "Big Five" accounting firm selected by the Board of Directors by the Company, subject to the approval of the holders of at least a majority of the Fully-Diluted Voting Common Stock (which approval shall not be unreasonably withheld or delayed).

          (b)    Budget.  With respect to each calendar year, the Company shall
                 ------
prior to the commencement of each such calendar year, prepare a proposed budget (the "Budget") of the Company (containing monthly and quarterly breakdowns of income (loss), balance sheet items and cash flow) and an update five year strategic plan of the company. The Budget shall be accepted as the Budget for such fiscal year when it has been approved by the Board of Directors of the Company. The Budget shall be reviewed by the Company periodically and all changes therein and all material deviations therefrom shall be resubmitted to the Board of Directors of the Company in advance and shall be accepted when approved by the Board if Directors of the Company.

     SECTION 8.4 CONFIDENTIALITY.  Each Holder agrees to and shall keep strictly
                 ---------------
confidential and will not disclose or divulge any confidential, proprietary or secret information which such Holder has obtained in the course of the negotiation and consummation of the transactions contemplated hereby or may obtain from the Company, including, by way of example and not in limitation thereof, financial statements, reports and other information and materials submitted by the Company as required hereunder, unless required to be disclosed by law or pursuant to any judgment, order, subpoena or decree of any court having competent jurisdiction, or unless such information is already known to the Holder or is or has become publicly known, or unless the Company gives its written consent to the Holder's release of such information, except that such written information may be provided to the Holder's lawyers, accountants or other advisors; provided, such recipient is advised of the confidential nature
                --------
of such information. Each Holder acknowledges that such information is for it use solely in connection with evaluating its investment in the Company.

     SECTION 8.5 EFFECTIVENESS.   This Stockholders Agreement will become
                 -------------
effective on the Effective Date.

     SECTION 8.6 GOVERNING LAW.  THIS STOCKHOLDERS AGREEMENT SHALL BE GOVERNED
                 -------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 8.7 SUCCESSORS AND ASSIGNS. This Stockholders Agreement shall be binding upon the Company, each Holder and their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth in this Stockholders Agreement, no Person who becomes a Holder as a result of the Transfer to such Person by another Holder of securities subject to this Agreement shall be entitled to any rights of a Holder under Article 4, unless
                                                            ---------
the Company has consented in writing to such Transfer, which consent shall not be unreasonably withheld; provided, however, that no such written consent shall
                          --------  -------
be required if the Transfer is to any member of such Holder's Group; if the Transfer is permitted by an agreement to which the Company is a party; or if such Transfer includes at least a majority of the Fully-Diluted Common

Stock owned by such Holder and its Affiliates and the Company is given written notice of such Transfer identifying the name and address of such transferee and the securities being Transferred, provided, further, that the Company may refuse
                                  --------  -------
such written consent (in a case where such written consent is required) if the Board of Directors of the Company determines, in its reasonable discretion, that the transferee is a direct competitor of the Company or has indicated an intention to compete directly with the Company; provided, further, that under
                                                --------  -------
all circumstances any permitted transferee shall have agreed in advance in writing to be bound by and comply with this Agreement to the same extent as the transferor. The provisions of this Section 8.7 shall not be construed as an exception to or limitation of the provisions of Article 4.
                                                ---------

     SECTION 8.8 DUPLICATE ORIGINALS.  All parties may sign any number of copies
                 -------------------
of this Stockholders Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     SECTION 8.9 SEVERABILITY. In case any provision in this Stockholders Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 8.10 NO WAIVERS; AMENDMENTS.
                  ----------------------

     8.10.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

     8.10.2 Any provision of this Stockholders Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Holders holding at least 66-2/3% of the Fully-Diluted Common Stock; provided that no such amendment or waiver shall, (i) unless signed by the Majority DFJ Holders or the Majority Capital Z Holders, as applicable, amend the provisions of Section 2.1 applicable to such Majority DFJ Holders or Majority
              -----------
Capital Z Holders, (ii) unless signed by the Majority Capital Z Holders, amend the provisions of Section 3.1, (iii) unless signed by the GS Holders, amend the
                  -----------
provisions of Section 2.1 applicable to the GS Holders (including Section
              -----------                                         -------
2.1.6), the provisions of Section 3.2, Section 4.1.1(b) (or Section 4.1 insofar
                          -----------  ----------------     -----------
as it relates to Section 4.1.1(b)) or Section 4.5, (iv) unless signed by Holders
                 -----------------    -----------
holding at least 66-2/3% of the Fully-Diluted Common Stock held by all Holders, amend the provisions of Section 4.1, Section 4.2 or Section 4.3 (or Section 4.5
                        -----------  -----------    -----------     -----------
insofar as it relates to Section 4.1, Section 4.2 or Section 4.3), (v) unless
                         -----------  -----------    -----------
signed by the Key Employees, amend the provisions of Section 4.4 (or Section 4.5
                                                     -----------     -----------
insofar as it relates to Section 4.4), or (vi) unless signed by all of the
                         -----------
Holders affected, (A) amend the provisions of this Section 8.10.2

(B) change the number of Holders which shall be required for the Holders or any of them to take any action under this Section 8.10.2 or any other provision of
                                      --------------
this Stockholders Agreement. Any such transferee who obtains such rights must agree to be bound by the provisions of this Agreement.

     SECTION 8.11 ENTIRE AGREEMENT.  This Stockholders Agreement, which shall be
                  ----------------
effective upon the Closing, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, including, without limitation, the Existing Stockholders Agreement, which, effective upon the Closing, shall cease and terminate in its entirety and be of no further force or effect; provided, however, that in the event that the Closing shall not occur,
        --------  -------
then this Stockholders Agreement shall cease and terminate and be of no force or effect and the Existing Stockholders Agreement shall continue in full force and effect.

                                    WIT CAPITAL GROUP, INC.


                                    By:
                                         Name:
                                         Title:


                                    CAPITAL Z FINANCIAL SERVICES
                                    FUND II, L.P.

                                    By:  Capital Z Partners, L.P., its sole
                                         general partner

                                    By:  Capital Z Partners, Ltd., its sole
                                         general partners

                                    By:
                                         Name:
                                         Title:


                                    THE GOLDMAN SACHS GROUP, L.P.


                                    By:
                                         Name:
                                         Title:

                                    ADDITIONAL INVESTORS:


                                    By:
                                         Name:
                                         Title:

Name and Addresses of Investors
-------------------------------


--------------------------------------
              Investors
--------------------------------------

  Julian A. Brodsky
  c/o ComCast Corporation
  1500 Market Street
  35th Floor
  Philadelphia, PA  19102
--------------------------------------
  Don Caldwell
  c/o Safeguard Scientific
  435 Devon Park Drive, Bldg. 800
  Wayne, PA  19087
--------------------------------------
  Jerry Callaghan
  c/o Callaghan Partners
  One World Financial Center
  Suite 7967
  New York, NY  10048
--------------------------------------
  Mitchell Cohen
  P.O. Box 5027
  Greenwich, CT  06831
--------------------------------------
  Edward H. Fleischrnan
  c/o Linklaters Paines
  1345 Avenue of the Americas
  19/th/ Floor
  New York, NY  10105
--------------------------------------
  Aaron W. Ford
  43 Harding Road
  Old Greenwich, CT  06870
--------------------------------------
  Russ D. Gerson
  c/o Baines Gwinner N.A. Inc.
  280 Park Avenue
  New York, New York  10017
--------------------------------------
  Josh Huffard
  95 Woodland Avenue
  San Francisco, CA  94117
--------------------------------------
  Paul E. Kozloff
  113 Leisure Court
  Wyomissing, PA 19610
--------------------------------------

--------------------------------------
  Linda Lerner
  One Salem Street #11
  Swampscott, MA  01907
--------------------------------------
  Robert H. Lessin
  Wit Capital Group, Inc.
  826 Broadway, Sixth Floor
  New York, NY  10003
--------------------------------------
  Michael J. Levitt
  c/o Hicks, Muse, Tate & Furst Inc.
  1325 Avenue of Americas
  25/th/ Floor
  New York, N.Y.  10019
--------------------------------------
  Highland Capital Partners IV
  Limited Partnership
  2 International Place
  22nd Floor
  Boston, MA 02110
--------------------------------------
  Highland Entrepreneurs' Fund
  IV Limited Partnership
  2 International Place
  22nd Floor
  Boston, MA 02110
--------------------------------------
  Steve McDermott
  29 Red Coach Lane
  Holmdel, NJ  07733
--------------------------------------
  Sarn Merrin
  724 Fiflh Avenue, 3/rd/ Floor
  New York, New York  10019
--------------------------------------
  John D. Nixon
  9 Marlow Court
  Riverside, Connecticut  06878
--------------------------------------
  Robert Smellick
  Woodland Avenue
  San Francisco, CA  94117
--------------------------------------
  Todd Tappin
  c/o Goto.com
  130 West Union Street
  Pasadena, CA  91103
--------------------------------------
  Dr. Bruce Ungerleida
  511 66/th/ Street North
  St. Petersburg, FL  33710
--------------------------------------

--------------------------------------
  Brian E. Walsh
  One Barron Place
  New York, New York  10580
--------------------------------------
  Kunihiko Yogo
  Koishikawa 3-27-16-806
  Bunkyo-ku, Tokyo 112-0002
  Japan
--------------------------------------
  Capital Z Financial Services
  Fund II, L.P.
  1 Chase Manhattan Plaza
  44/th/ Floor
  New York, New York  10005
--------------------------------------
  Capital Z Financial Services
  Private Fund II, L.P.
  1 Chase Manhattan Plaza
  44/th/ Floor
  New York, New York  10005
--------------------------------------
  Drapor Fisher Jurvetson Fund V, L.P.
  400 Seaport Court, Suite 250
  Redwood City, California  94063
  Attn: Mr. John Fisher
--------------------------------------
  Draper Fisher Jurvetson Partners LLC
  400 Seaport Court, Suite 250
  Redwood City, California  94063
  Attn: Mr. John Fisher
--------------------------------------
  DS Capital Group LLC
  34 Doughty Blvd.
  Lawrence, N.Y.  11559
  Attn: Seth Fortgang
--------------------------------------
  FG-Wit
  2187 Atlantic Street,
  10/th/ Floor
  Stamford, CT  06902
--------------------------------------
  MC Capital Inc.
  520 Madison Avenue, 16/th/ Floor
  New York, NY  10022
  Attn: Ryuichi Sasaki
--------------------------------------
  SiliconValley, Inc.
  850 Hansen Way, Suite 100
  Palo Alto, CA  94306
  Attn: Kogi Osawa
--------------------------------------

--------------------------------------
  MediaOne Interactive Services, Inc.
  Attention: President
  9000 East Nichols Avenue, Suite 100
  Englewood, CO  80112
--------------------------------------
  Roccia Ventures L.L.P.
  c/o Lorenzo Roccia
  220 East 67/th/ Street
  Apt. 14C
  New York, NY 10021
--------------------------------------
  Pacific Mandarin I LTD
  Suite 1108, Albion Plaza
  2-6 Granville Road
  Kowloon-Hong Kong
  Attn: C.J. Wilson
--------------------------------------
  BNP/ COOPER NEFF GROUP INVESTORS
--------------------------------------
  Blake A. Banky
  350 Harvest Lane
  Haverford, PA  19041
--------------------------------------
  Richard W. Cooper
  1007 Canterbury Lane
  Villanova, PA 19085
--------------------------------------
  Brian P. DeGustino
  53 Drummers Lane
  Wayne, PA 19087
--------------------------------------
  Kevin P. Murphy
  300 Shelbourne Road
  Havertown PA 19083
--------------------------------------
  Roy S. Neff
  1225 Farview Road
  Villanova, PA  19085
--------------------------------------
  Alec H. Petro
  2065 Gen. Alexander Drive
  Malvern, PA  19355
--------------------------------------
  Thomas C. Piersanti, Jr.
  10 Great Woods Lane
  Malvem, PA  19353
--------------------------------------
  Stephen C. Soulas
  686 Paine Drive
  West Chester, PA  19382
--------------------------------------

--------------------------------------
  Andrew J. Sterge
  124 Three Ponds Lane
  Malvern, PA  19355
--------------------------------------
  Louis Werman
  1954 N. Maud Ave.
  Chicago, IL  60614
--------------------------------------
     ULTRA PARTNERS GP INVESTORS
--------------------------------------
  Robert Goodale
  19 Perry Street
  New York, NY  10014
--------------------------------------
  Joseph Rascoff Family Trust
  110 West 57/th/ Street
  15/th/ Floor
  New York, New York  10019
--------------------------------------
  William Zysblat
  110 West 57/th/ Street
  7/th/ Floor
  New York, New York 10019
--------------------------------------
  THE GOLDMAN SACHS GROUP, L.P.
  85 Broad Street
  New York, New York 10004
  Attention:  David J. Greenwald, Esq.
--------------------------------------

                                 SCHEDULE 4.1
                                 ------------

 .    BankAmerica
 .    Bear, Stearns & Co. Inc.
 .    Chase
 .    Credit Suisse First Boston
 .    Deutsche Bank/Bankers Trust
 .    Donaldson Lufkin & Jenrette
 .    Fleet/BankBoston (Robertson Stephens)/*/
 .    Hambrecht & Quist
 .    J.P. Morgan & Co.
 .    Lehman Brothers
 .    Merrill Lynch & Co.
 .    Morgan Stanley Dean Witter
 .    Paine Webber
 .    Salomon Smith Barney (Citigroup)
 .    SBC Warburg
 .    UBS

_____________________________

 /*/ Fleet/Bank Boston (Robertson Stephens) will not be a "Restricted Offeree" for purposes of Section 4.1.1(b) of the Stockholders Agreement in connection with a proposal by the Company to issue securities of the Company to Fleet/Bank Boston (Robertson Stephens) in return for its provision of material assistance and services in connection with the digital trading facility as described in the Company's Registration Statement filed with the Securities Exchange Commission on March 18, 1999, if such issuance has been approved by a majority of the independent directors on the Company's Board of Directors.